2001 STOCK INCENTIVE PLAN


                                      OF


                          BETHLEHEM STEEL CORPORATION






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                                                    EXHIBIT 2



                           2001 STOCK INCENTIVE PLAN

                                      OF

                          BETHLEHEM STEEL CORPORATION


1.      Purpose of the Plan.

        This Stock Incentive Plan (the Plan) is intended to encourage ownership of Common Stock of Bethlehem Steel Corporation (Bethlehem) by key employees of Bethlehem and its subsidiaries and to provide additional incentive for them to promote the success of the business.


2.      Stock Subject to the Plan.

        Subject to certain adjustments as set forth in Section 15 hereof, there shall be reserved for issuance upon the exercise or surrender of the right to exercise options to be granted under the Plan (Options) and pursuant to stock or stock unit awards (Grants) an aggregate of 6,400,000 shares of the Common Stock of Bethlehem (Common Stock); provided, however, that the number of such shares issued pursuant to Grants shall not exceed 3,000,000, subject in each case to adjustment as set forth in Section 15 hereof. Such shares may be, in whole or in part, as the Board of Directors of Bethlehem (Board) shall from time to time determine, issued shares of Common Stock which have been reacquired by Bethlehem or authorized but unissued shares of Common Stock. Except as otherwise provided in Section 7 hereof, if any Option shall expire, terminate or be forfeited or canceled for any reason without having been exercised or the right to exercise it surrendered in full, the remaining shares covered thereby shall again be available for the purposes of the Plan, and if any Grant shall be forfeited before the restrictions provided for in such Grant shall lapse in full, the remaining shares covered thereby shall again be available for the purposes of the Plan.

        Options under the Plan may be incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986 (the Code), as the same may be amended from time to time, or nonqualified stock options and shall be designated accordingly in the applicable Option agreement.





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        Each stock unit shall have a value equal to the fair market value of a share of Common Stock. For purposes of this Plan, the term "fair market value" as of any date shall have the meaning set forth in the agreement referred to in
Section 13 hereof.


3.      Persons to Whom Awards Shall Be Granted.

        Options and Grants (Awards) may be granted, separately or in such combinations as the Board may in any individual case determine, to regular key employees (including officers) of Bethlehem or of any subsidiary of Bethlehem who shall be selected as provided in Section 20 hereof. A director of Bethlehem or of a subsidiary who shall not at the time also be an employee of Bethlehem or a subsidiary shall not be eligible to receive an Award. An employee who shall have been granted an Award may be granted one or more additional Awards; however, no employee may receive Awards under the Plan over the period the Plan is in effect for an aggregate of more than 640,000 shares, subject to adjustment as set forth in Section 15 hereof. The term "subsidiary" as used in this Plan means a corporation more than 50% of the voting stock of which shall at the time be owned directly or indirectly by Bethlehem.


                                    OPTIONS
                                    -------

4.      Option Prices.

        The purchase price of the Common Stock covered by each Option shall be not less than 100% of the fair market value of the Common Stock at the time of granting the Option. Such fair market value shall be determined by the Board but shall not be less than the mean of the high and low prices of the Common Stock on the New York Stock Exchange on the day the Option shall be granted. No outstanding Option may be amended to lower the purchase price of the Common Stock covered thereby.


5.      Term of Options.

        The term of each Option shall be not more than ten years from the date of granting thereof and shall be subject to earlier termination or forfeiture as herein provided.

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6.      Exercise of Options.

        An Option may be made exercisable at any time or from time to time, in one or more installments, as the Board in its discretion shall determine; provided, however, that an Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then covered by the Option, if less than 100 shares). The Board may also establish conditions to exercise based upon continued employment, the attainment of specified financial performance goals and other relevant factors. The Board may waive any or all such conditions with respect to any or all Option recipients and may accelerate the expiration of the period during which any Option or portion of an Option shall not be exercisable.

        The purchase price of the shares of Common Stock purchased upon the exercise of an Option shall be paid in full at the time of exercise in cash or in whole or in part with shares of Common Stock; provided, however, that if shares of Common Stock are to be used to satisfy the exercise price, such shares shall have been acquired (i) at least six months prior to the exercise date or (ii) in an open market transaction. The value of any share used for payment of all or part of the purchase price upon the exercise of an Option shall be the closing sale price of a share of Common Stock on the New York Stock Exchange on the date the Option shall be exercised. Common Stock payments shall be made by delivery of (i) stock certificates in negotiable form or (ii) a completed attestation form prescribed by Bethlehem setting forth the shares of Common Stock owned by the holder which the holder wishes to utilize to satisfy the exercise price.

        Except as provided in Sections 10, 11 and 14 hereof, an Option may not be exercised in whole or in part unless the holder thereof shall then be an employee of Bethlehem or of a subsidiary. The holder of an Option shall not have any of the rights of a stockholder with respect to the shares covered by his Option until and except to the extent that the Option shall have been duly exercised or the right to exercise the Option shall have been surrendered in whole or in part for shares of Common Stock as provided in Section 7 hereof.


7.      Surrender of Options.

        The Board, upon such terms and conditions as it shall deem appropriate, may (but shall not be obligated to) authorize on behalf of Bethlehem the acceptance of the surrender of the right to exercise an Option or a portion thereof (but only to the extent and in the amounts that such Option shall then be exercisable) and the payment by Bethlehem therefor of an amount equal to the excess of the fair market value of the shares of Common Stock covered by such Option or portion thereof over the Option price of such shares. Such payment shall be made in shares of Common Stock (valued at fair market value) or in cash, or partly in cash and partly in shares of Common Stock, as the Board shall determine. For

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the purposes of this Section 7, such fair market value shall be deemed to be the closing sale price of the Common Stock on the New York Stock Exchange on the date of surrender or, with respect to surrenders during the period beginning on the third business day following the date of release by Bethlehem of its quarterly financial results and ending on the twelfth business day following the date of such release, such fair market value shall be determined by the Board but shall not exceed the highest closing sale price or be less than the lowest closing sale price of the Common Stock on the New York Stock Exchange during such period. The shares of Common Stock covered by an Option or portion thereof, the right to exercise which shall have been so surrendered, shall not again be available for the purposes of the Plan.


8.      Option Agreements.

        Each Option shall be evidenced by a written Option agreement which agreement (and any amendment thereof) shall contain such terms and provisions, consistent with the requirements of the Plan, as the Board in its discretion shall determine. Option agreements need not be identical.


9.      Continuing Employment of Option Recipients.

        An Option agreement may provide that (i) any shares of Common Stock issued upon the exercise of the Option provided for therein, (ii) any payment (whether in shares of Common Stock or in cash or some combination thereof) made by Bethlehem upon the surrender as provided in Section 7 hereof of the right to exercise the Option provided for therein, (iii) the Option itself provided for therein or (iv) any combination of the foregoing shall be forfeited and returned to Bethlehem if the recipient shall cease to remain in the employ of Bethlehem or one or more of its subsidiaries during the period or periods specified by such agreement. The holder of an Option shall, as one of the terms of the Option agreement relating thereto, agree to remain in the employ of Bethlehem or one or more of its subsidiaries in order to exercise the Option. Such employment shall be at the pleasure of each employing corporation and at such compensation as such employing corporation shall reasonably determine. Any such condition to remain in the employ of Bethlehem or its subsidiaries shall not apply (i) if employment shall terminate or be terminated by reason of retirement, death or permanent disability or (ii) if a "change in control" as defined in this Section 9 shall have occurred. For purposes of this Plan, the term "change in control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by Bethlehem) for all or part of Bethlehem's Common Stock or any securities convertible into such Common Stock that would result in a person or group owning 15% or more of the Common Stock, (ii) the receipt by Bethlehem of a Schedule 13D or other advice indicating that a person or group is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange

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Act of 1934) of 15% or more of Bethlehem's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3, (iii) such person or group is the beneficial owner of 5% or more of Bethlehem's Common Stock and makes a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) any consolidation or merger of Bethlehem or any of its subsidiaries in which Bethlehem will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of Bethlehem would be converted into cash, securities or other property, other than a merger of Bethlehem in which the holders of Common Stock of Bethlehem immediately prior to the merger would have at least 66-2/3% of the ownership of common stock of the surviving corporation immediately after the merger, (v) the date of the approval by stockholders of Bethlehem of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Bethlehem or (vi) the adoption of any plan or proposal for the liquidation or dissolution of Bethlehem.


10. Retirement or Termination of Employment of Option Recipients by Reason of Permanent Disability; Death of Option Recipient.

        If an employee to whom an Option shall have been granted shall retire, or if his employment shall terminate or be terminated by reason of permanent disability, such employee (and, if he shall die within five years after such retirement or such termination by reason of permanent disability, then the estate of such employee or a person who shall have acquired the right to exercise such Option by bequest or inheritance) may exercise such Option in whole or in part, and/or the Board may authorize the acceptance of the surrender of the right to exercise such Option or any portion thereof as provided in Section 7 hereof, at any time within five years after such retirement or after such termination by reason of permanent disability, but not after the expiration of the term of the Option.

        If an employee to whom an Option shall have been granted shall die after such retirement or such termination by reason of permanent disability and during the applicable period during which such Option may be exercised, his estate or the person who shall have acquired the right to exercise such Option by bequest or inheritance shall be deemed to have offered, immediately prior to the termination of such period, to surrender the right to exercise such Option pursuant to the provisions of Section 7 hereof, unless such Option shall have theretofore been exercised, or the right to exercise such Option shall have theretofore been so surrendered, or such Option shall have been forfeited.

        If the employment of an employee to whom an Option shall have been granted shall be terminated otherwise than by reason of retirement, death or permanent disability, such Option shall, to the extent not theretofore forfeited or exercised or the right to exercise it theretofore surrendered, be canceled upon such termination of employment. If so provided in the related Option agreement, the shares of Common Stock issued upon the exercise of

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the Option or the shares of Common Stock or cash, or combination thereof, paid by Bethlehem upon the surrender of the Option shall be forfeited and returned to Bethlehem.

        An Option shall not be affected by any change of duties or position of the holder or any temporary leave of absence granted to him by the employing corporation. Nothing in the Plan, or in any Option agreement entered into pursuant to the Plan, shall confer upon any employee any right to continue in the employ of Bethlehem or of any of its subsidiaries or interfere in any way with the right of Bethlehem or any such subsidiary to terminate the employment of such employee at any time.

        For purposes of this Plan, the term "permanent disability" means disability by bodily injury or disease, either occupational or non-occupational in cause, preventing the employee on the basis of satisfactory medical evidence from engaging in any employment of the type normally performed by the employee.

        For purposes of this Plan, the term "retirement" means termination of employment with entitlement to an immediate pension under a pension plan of Bethlehem or one or more of its subsidiaries.

        If an employee to whom an Option shall have been granted shall die while employed by Bethlehem or one or more of its subsidiaries or during such time as an Option is exercisable following termination of employment pursuant to Section 10, such Option may be exercised in whole or in part, and/or the Board may authorize the acceptance of the surrender of the right to exercise such Option or any portion thereof as provided in Section 7 hereof, by the estate of such employee (or by a person who shall have acquired the right to exercise such Option by bequest or inheritance) at any time within five years after the death of such employee but not after the expiration of the term of the Option.


11.     Change in Control.


        Anything in this Plan to the contrary notwithstanding, if a change in control (as defined in Section 9 hereof) shall occur, the right to exercise all outstanding Options, to the extent such Options shall not theretofore have been forfeited or exercised or the right to exercise such Options theretofore surrendered, shall automatically vest in accordance with their respective terms. Upon the occurrence of a change in control, an employee to whom an Option shall have been granted may exercise the portion, if any, of such Option that shall then be exercisable, and any and all installments of such Option that shall not then be exercisable and shall not theretofore have been forfeited shall automatically become exercisable on the date or dates established in the Option agreement relating thereto as the date or dates on which such installment or installments shall become exercisable, regardless of whether the conditions, if any, to exercise, based upon continued employment, the

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attainment of specified financial performance goals or any other factor, shall have been or shall thereafter be satisfied. Such employee or, if such employee shall die, the estate of such employee (or a person who shall have acquired the right to exercise such Option by bequest or inheritance) may exercise each such portion that shall become exercisable pursuant to the immediately preceding sentence during the six-month period after it shall have become exercisable, but not after the expiration of the term of the Option.


GRANTS

12.     Grants.

        A Grant may be in the form of a stock or a stock unit award and shall be subject to such terms and conditions as the Board in its discretion shall determine. The recipient of a stock unit award will have only the rights of a general unsecured creditor of Bethlehem until delivery or issuance of shares of Common Stock, cash, securities or other property, as specified in the applicable stock unit agreement. Upon the delivery or vesting date as specified in the applicable stock unit agreement, the recipient of a stock unit award shall receive, in respect of each stock unit not previously forfeited, one share of Common Stock, or cash, securities or other property equal in value to a share of Common Stock, or a combination thereof, as specified in the applicable stock unit agreement. The terms and conditions of any such award may include, without limitation, conditions for issuance of shares of Common Stock pursuant thereto at any time subsequent to the granting thereof or in installments from time to time or providing for forfeiture of such Grant or the shares issued or theretofore issued pursuant thereto in designated circumstances; provided, however, that upon the issuance of shares pursuant to a Grant, including, without limitation, the issuance of shares of Common Stock due to the lapse of restrictions or achievement of performance goals with respect to a restricted stock unit Grant, the recipient shall, with respect to such shares, be and become a Bethlehem stockholder except to the extent otherwise provided in such Grant. The Board may in its discretion award unrestricted shares of Common Stock in consideration of services theretofore rendered by the recipient. The Board in its discretion may require, among other things, that the recipient pay the par value for the shares to be issued pursuant to a Grant. Each Grant shall be evidenced by a written instrument in such form as the Board shall determine including, without limitation, a certificate for shares of Common Stock bearing a legend indicating the restrictions of the Grant or the establishment of a book entry account which is subject to the restrictions of the Grant.

        In the event of a recipient's termination of employment for any reason prior to the lapse of restrictions applicable to a Grant made to such recipient, the Board may determine in its sole discretion that any or all rights to shares of Common Stock as to which there shall still remain unlapsed restrictions shall be forfeited by such recipient to Bethlehem without payment or any consideration by Bethlehem, and neither the recipient nor any successors,

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heirs, assigns or personal representatives of such recipient shall thereafter have any further rights or interest in such shares, or that the restrictions with respect to all or a portion of such shares shall terminate.


13.     Restricted Stock or Stock Unit Agreements.

        Each Grant of restricted shares or restricted stock units shall be evidenced by a written restricted stock or restricted stock unit agreement which agreement (and any amendment thereof) may contain such terms and provisions, consistent with the requirements of the Plan, as the Board in its discretion shall determine. Restricted stock or stock unit agreements need not be identical. Such agreements shall contain the following terms and conditions:

             (a) Restriction Period. A Grant of restricted shares or restricted stock units made pursuant to this Plan may be subject to such terms, conditions and restrictions, including, without limitation, substantial risks of forfeiture based upon requirements relating to continued employment, the attainment of specified financial performance goals or other relevant factors and for such period or periods as shall be determined by the Board at the time that the Grant shall be awarded. The Board shall have the power to permit in its discretion an acceleration of the expiration of the applicable restriction period with respect to any part of or all the restricted Common Stock awarded to any recipient and to waive any or all terms, conditions or restrictions contained in any or all restricted stock or stock unit agreements.

             (b) Lapse of Restrictions. Each restricted stock or stock unit agreement shall specify the terms and conditions upon which any restrictions on the right to receive shares representing restricted stock or stock units awarded under the Plan shall lapse as determined by the Board. Upon the lapse of such restrictions, the recipient or his legal representative shall have the right to receive a certificate or certificates for shares of Common Stock without any restriction, or cash, securities or other property as specified in the applicable agreement.

             (c) Section 162(m) Awards. As provided above, the Board may in its discretion make a Grant of restricted shares subject to such terms, conditions and restrictions as it shall determine. If the Board shall desire that a Grant qualify as "performance based" compensation under
        Section 162(m) of the Code, the Compensation Committee (as described below) shall make the Grant in conformance with the requirements of
        Section 162(m) of the Code. The vesting of such Grants shall be subject to the Compensation Committee's written certification that one or more pre-established, objective performance goals have been satisfied. The specific goals established by the Compensation Committee shall be determined with reference to one or more financial performance goals including, but not limited to,

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        market price of Common Stock, total shareholder return of Common Stock relative to the stock of other companies selected by the Board, market share of Bethlehem or a business unit thereof, earnings, net income, earnings per share and return on equity or costs.

             (d) Fair Market Value. Each restricted stock unit agreement shall specify how the fair market value of a stock unit is to be determined. The determination of fair market value need not be identical for all such agreements.


                            TERMS OF GENERAL APPLICABILITY
                            ------------------------------

14.     Nontransferability of Awards.

        Except as otherwise determined by the Board and set forth in an employee's Award agreement, an Award shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised or surrendered during the lifetime of the employee only by him or, if he shall be incompetent, his legal representative. With the approval of the Board, a nonqualified stock Option may be transferred by gift to any member of the holder's immediate family or to a trust for the benefit of one or more of such immediate family members. For the purposes of this Section 14, "immediate family" shall mean the spouse, children and grandchildren, parents, grandparents, former spouses, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships, and any person sharing the employee's household (other than as a tenant or employee).


15.     Adjustments upon Changes in Capitalization.

        In the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations or similar corporate events, the number and class of shares to be issued pursuant to outstanding Awards, and as to which Awards may be granted under the Plan, shall be appropriately adjusted by the Board. Notwithstanding any provision of the Plan, upon a change in control (as defined in Section 9 hereof), the Board may, in its discretion and without requiring the consent of holders of Awards, (a) provide for the assumption of outstanding Awards or the substitution of new Awards that are comparable to the Awards substituted therefor, as determined by the Board in its sole discretion, in each case by the Company or (if the Company is not the surviving or resulting corporation following a change in control) the surviving or resulting corporation following the change in control, or any parent corporation of the Company or any such surviving or resulting corporation, if applicable, or (b) provide that outstanding Awards shall be canceled in exchange for a payment of cash, securities or other property in an

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amount, determined by the Board in its sole discretion, necessary to provide the holder of each Award with the same consideration that would have been paid to such holder had such holder's Awards been exercised or distributed, as the case may be, in full immediately prior to the change in control. An adjustment shall not be made in the minimum number of shares which may be purchased at any time.


16.     No Loans in Connection with Awards.

        Neither Bethlehem nor any subsidiary may directly or indirectly lend money to any employee to acquire or carry shares of Common Stock purchased upon the exercise of an Option or to pay in whole or in part for shares to be issued pursuant to a Grant.


17.     Tax Withholding.

        Bethlehem or a subsidiary shall have the power and the right to deduct or withhold or require a recipient of an Award to remit to Bethlehem or the subsidiary the amount of any taxes required to be withheld in connection with the grant, vesting or exercise of an Award. The Board may permit any taxes required to be withheld to be paid in cash, in already- owned shares of Common Stock or by the withholding of shares of Common Stock otherwise issuable upon the exercise or vesting of any such Award, or any combination of the foregoing. The Board may from time to time establish procedures with respect to stock withholding consistent with applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission.


18.     Effectiveness of the Plan.

        The Plan shall become effective on April 24, 2001 upon its approval by the stockholders at the 2001 Annual Meeting of Stockholders or at any adjournment thereof. Unless the Plan shall be so approved, it shall be null and void.


19.     Time of Granting of Awards.

        Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board or by any committee to which the Board shall have delegated power pursuant to Section 20 hereof or by the stockholders of Bethlehem with respect to the Plan shall constitute the granting of an Award. The granting of an Award shall take place on the date on which the Board shall approve the granting of such Award or such later date as the Board shall designate as the date of granting of such Award.

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20.     Administration of the Plan.

        Subject to the express provisions of the Plan, the Board shall have plenary authority in its discretion to determine the terms and conditions to be included in any Award (which terms and conditions may differ with respect to recipients), the time or times at which, and the employees of Bethlehem and its subsidiaries to whom, Awards shall be granted, the type of such Awards, the purchase price (if any, in the case of Grants) and the number of the shares or stock units to be covered by each Award, the conditions of continuing employment, the time or times when each Option may be exercised or the right to exercise such Option may be surrendered and when restrictions provided for by any Grant may lapse and whether in whole or in installments; to interpret the Plan; to prescribe, amend and rescind the rules and regulations relating to it; and to make all other determinations which the Board shall deem necessary or advisable for the administration of the Plan. The Board may, however, at any time, or from time to time, delegate to the Compensation Committee, or such other committee or committees (which shall consist of not less than three members of the Board) appointed by the Board, any of or all the powers and duties of the Board under the Plan (except those relating to (i) the determination whether the shares of Common Stock reserved for use in connection with the Plan shall be issued shares or unissued shares, (ii) the appointment of any such committee and (iii) the termination or amendment of the Plan). The Board may from time to time appoint members of any such committee in substitution for or in addition to members previously appointed, may fill vacancies, however caused, in any such committee and may discharge any such committee. So long as any such delegation shall be in force, any action by the Compensation Committee, or any other such committee within the scope of such delegation, shall be and be deemed to be action by the Board under the Plan.

        Anything herein to the contrary notwithstanding, (i) Awards intended to qualify as "performance based" compensation under Section 162(m) of the Code shall be made by the Compensation Committee, or another committee appointed by the Board, and any such committee shall, for all purposes related to such Awards, be comprised solely of two or more "outside directors", as defined in Treasury Regulation Section 1.162-27(e)(3), and shall have the authority to establish and administer performance goals and to certify that performance goals are attained and (ii) with respect to all Awards (including those described above), none of the employees of Bethlehem or any subsidiary shall as a member of the Board or of the Compensation Committee or of any such other committee have any vote with regard to the granting of an Award to such employee, the purchase price (if any, in the case of Grants) of the shares of Common Stock covered by any such Award, the time at which any such Award shall be granted, the number of shares covered thereby, when an Option may be exercised or the right to exercise it surrendered or when restrictions with respect to shares of restricted stock shall lapse and whether in whole or in installments, the conditions under which the Award or shares of Common Stock issued pursuant thereto shall be forfeited or the provisions of the related Option or restricted stock agreement.

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        Words in the masculine gender used herein shall be deemed to include the feminine gender.


21.     Government and Other Regulations.

        The obligation of Bethlehem to sell and deliver shares of Common Stock under the Options and pursuant to the Grants shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as deemed necessary or appropriate by counsel for Bethlehem, and (ii) the condition that such shares shall have been duly listed on the New York Stock Exchange.


22.     Nonexclusivity of the Plan.

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of Bethlehem for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable including, without limitation, the granting of stock Options or stock otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.


23.     Amendment of the Plan.

        The Plan may be amended by the stockholders of Bethlehem. The Board may also amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval of the stockholders of Bethlehem (i) (except as provided in Section 15 hereof) increase the maximum number of shares of Common Stock as to which Awards may be granted under the Plan, (ii) change the manner of determining the Option prices except to change the manner of determining the fair market value of the Common Stock as set forth in Sections 4 and 7 hereof, (iii) increase the maximum term of each Option as provided in Section 5 hereof, (iv) change the provisions of the second paragraph of Section 20 hereof or (v) extend the term of the Plan as provided in Section 24 hereof. No amendment of the Plan may adversely affect any rights under an outstanding Option or Grant without the consent of the holder thereof.


24.     Termination of the Plan.

        Unless extended by approval of the stockholders, the Plan will terminate on December 31, 2005; provided that the Board or the stockholders may terminate the Plan at

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an earlier date.  No termination of the Plan may adversely affect any rights under an outstanding Option or Grant without the consent of the holder thereof.


25.     Governing Law.

        To the extent that Federal laws do not otherwise control, the 2001 Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

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704:
705: